Annual Report dated 07/31/2005 for
High Income Fund Class A

EXPERIENCE

ANNUAL REPORT

JULY 31, 2005

Smith Barney

High Income Fund

Classic Series

INVESTMENT PRODUCTS: NOT FDIC INSURED - NO BANK GUARANTEE
- MAY LOSE VALUE

Smith Barney High Income Fund

CLASSIC SERIES

What’s

Inside

Fund Objective

The Fund seeks high current income by investing primarily in high yield corporate bonds, debentures and notes. These securities are commonly known as “junk bonds” because they are rated in the lower rating categories of nationally and internationally recognized rating agencies, or, if unrated, of similar credit quality.

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy continued to expand during the one-year reporting period. Rising interest rates, record high oil prices, and geopolitical issues threatened to send the economy into a “soft patch.” However, when all was said and done, first quarter 2005 gross domestic product (“GDP”)i growth was 3.8% and the preliminary estimate for second quarter GDP was 3.4%, another solid advance. This marked nine consecutive quarters in which GDP grew 3.0% or more.

With the economy growing at a brisk pace, the Federal Reserve Board (“Fed”)ii continued to raise interest rates over the period in an attempt to ward off inflation. After raising interest rates on June 30, 2004, the Fed raised its target for the federal funds rateiii in 0.25% increments eight additional times. All told, the Fed’s rate hikes brought the target for the federal funds rate from 1.00% to 3.25%. After the Fund’s reporting period had ended, at its August meeting, the Fed again raised the federal funds rate by 0.25% to 3.50%.

During the fiscal year, the fixed-income market confounded many investors as short term interest rates rose in concert with the Fed rate tightening, while longer-term rates, surprisingly, declined. When the period began, the federal funds target rate was 1.25% and the yield on the 10-year Treasury was 4.48%. When the reporting period ended, the federal funds rate rose to 3.25% and the 10-year yield fell to 4.28%. Declining long-term rates, mixed economic data, and periodic flights to quality all supported bond prices. Looking at the one-year period as a whole, the overall bond market, as measured by the Lehman Brothers Aggregate Bond
Indexiv returned 4.79%.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

Smith Barney High Income
Fund 2005 Annual Report         1

Special Shareholder Notice

On June 24, 2005, Citigroup Inc. (“Citigroup”) announced that it has signed a definitive agreement under which Citigroup will sell substantially all of its worldwide asset management business to Legg Mason, Inc. (“Legg Mason”).

As part of this transaction, Smith Barney Fund
Management LLC (the “Adviser”), currently an indirect wholly-owned subsidiary of Citigroup, would become an indirect wholly-owned subsidiary of Legg Mason. The Adviser is the investment adviser to the Fund.

The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Citigroup expects the transaction to be completed later this year.

Under the Investment
Company Act of 1940, consummation of the transaction will result in the automatic termination of the investment advisory contract between the Fund and the Adviser. Therefore the Trust’s Board of Trustees has approved a new investment advisory contract between the Fund and the Manager to become effective upon the closing of the sale to Legg Mason. The new investment advisory contract has been presented to shareholders for their approval.

Information About Your Fund

As you may be aware, several issues in the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Fund’s Adviser and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Adviser and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important information concerning the Fund and its Adviser with regard to recent regulatory developments is contained in the “Additional Information” note in the Notes to the Financial Statements included in this report.

2         Smith Barney High Income Fund 2005 Annual Report

As always, thank you for your confidence in our
stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

August 25,
2005

Smith
Barney High Income Fund 2005 Annual Report         3

Manager Overview

Market Review

During the 12 months ended July 31, 2005, the high yield market, as represented by the Citigroup High Yield Market Indexv, returned 10.56%. High yield debt markets started July 2004 strong, extending the previous month’s rebound from negative levels seen earlier in the year, and proceeded to rally for the remainder of 2004 as investors gained confidence that inflation was contained and the Fed would continue to raise rates at a “measured pace.” Reduced U.S. Treasury market volatility, combined with the continued low interest rate environment, set a positive tone for high yield, engendering generally positive mutual fund flows and contributing both to the record number of deals that came to market during 2004 and strong demand for higher yielding assets. Additionally, default rates reached 20-year lows as the improving economy and the low interest rate environment enabled companies to extend their debt maturities and improve their liquidity.

Rising oil prices, weak equity markets and isolated hawkish comments from the Fed regarding inflation led the market down in the first few months of
2005. The steady stream of negative auto sector headlines through Spring 2005, including General Motors’ unexpected negative earnings warning in mid-March and Ford’s reduced earnings guidance and second quarter production cuts announced in late April, reintroduced investor fears of both companies’ potential downgrades to high yield status. This caused spreads to widen dramatically within the auto sector and across fixed-income credit markets. Markets began recovering in mid-May on stronger technicals, positive economic developments and S&P and Fitch’s long-anticipated downgrades of Ford and GM to non-investment grade. The rating agencies’ actions removed some of the uncertainty in the market surrounding the credits’ ultimate resting places, allowing both high yield and investment grade investors to shore up their positions.

Better overall demand and the relative absence of further negative headlines buoyed markets through the second half of May and June despite a stronger new issue calendar and renewed outflows from high yield mutual funds. Resurgent investor risk appetites on the back of strong U.S. economic news, continued tame inflation and positive 2Q earnings announcements also contributed to positive performance, allowing markets to outperform despite the July 7th terrorist bombings in London (and the July 21st reprise) and weaker consumer sentiment near the end of the period.

Based on the 7.31% yield of the Citigroup High Yield
Market Index as of July 31, 2005, high yield bonds continued to offer competitive yields relative to U. S. Treasury notes. However, high-yield issues are subject to additional risks, such as the increased possibility of default because of their lower credit quality, and yields and prices will fluctuate.

4         Smith Barney High Income Fund 2005 Annual Report

Performance Review

For the 12 months ended July 31, 2005, Class A shares of the Smith Barney High Income Fund, excluding sales charges, returned 10.26%. In comparison, the Lipper High Current Yield Funds Category Average1 increased
9.55%. The Fund’s unmanaged benchmark, the Citigroup High Yield Market (7-10 year) Indexvi, returned 10.58%
for the same period.

Performance Snapshot as of July 31, 2005 (excluding sales charges) (unaudited)

6 months

12 months

High Income Fund — Class A Shares

2.55%

10.26%

Citigroup High Yield Market (7-10 year) Index

2.53%

10.58%

Lipper High Current Yield Funds Category Average

2.08%

9.55%

All class share returns assume the reinvestment of all distributions, including returns of capital, if any at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class B shares returned 2.27%, Class C shares returned 2.46% and Class Y shares returned 2.85% over the six months ended July 31, 2005. Excluding sales charges, Class B shares returned 9.65%, Class C shares returned 9.90% and Class Y shares returned 10.72% over the twelve months ended July 31, 2005.

Performance figures reflect
reimbursements and/or fee waivers, without which the performance would have been lower.

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above.
Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at
www.citigroupam.com.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended July 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 427 funds for the six-month period and among the 425 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Factors Impacting Fund Performance

Over the 12 months ending July 31, 2005, the Fund’s sector allocation, in aggregate, and cash position detracted from overall performance, although our issuer selection mitigated any negative attribution. Specifically, the Fund benefited from positive issuer selection in the airlines, cable & media, telecommunications, energy and publishing sectors. Our security selection in CCC-rated and below securities also contributed positively to fund performance. Our issuer selection in the containers, consumer products/tobacco and services/other sectors detracted from Fund performance during the period.

[1]

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended July 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 425 funds in the Fund’s Lipper category, and excluding sales charges.

Smith Barney High Income Fund 2005 Annual
Report         5

Thank you for your investment in the Smith Barney High Income Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

  Beth A. Semmel, CFA   Vice President and
Investment Officer

  Peter J. Wilby, CFA   Vice President and
Investment Officer

August 25, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of July 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Charter One Communications Holdings LLC/Charter Communications Holdings Capital Corp., Senior Discount Notes, 11.750% due 1/15/10 (1.74%), Sprint
Capital Corp., 8.750% due 3/15/32 (1.62%), Ford Motor Co. Notes, 7.450% due 7/16/31 (1.46%), Lucent Technologies Inc., Debentures, 6.450% due 3/15/29 (1.34%), Williams Cos. Inc., 7.875% due 9/1/21 (1.30%), UPC Broadband Inc. 6.254% due 3/15/12
(1.20%), General Motors Acceptance Corp., Bonds, 8.000% due 11/1/31 (1.17%), El Paso Corp., Medium-Term Senior Notes, 7.750% due 1/15/32 (1.12%), Rogers Cablesystems Ltd., Senior Notes, 11.000% due 12/1/15 (1.03%), New Cingular Wireless Services
Inc., Notes, 7.875% due 3/1/11 (1.03%). Please refer to pages 12 through 26 for a list and percentage breakdown of the Fund’s holdings.

The mention of industry breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such industries is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five industry holdings (as a percentage of net assets) as of July 31, 2005 were: Telecommunications (12.0%), Media (10.6%), Electric (6.5%), Chemical (6.0%), Pipelines (5.5%). The Fund’s portfolio composition is subject to change at any time.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]

Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii

The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii

The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv

The Lehman Brothers Aggregate Bond Index is a broad-based bond index comprised of Government, Corporate, Mortgage and Asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

[v]

The Citigroup High Yield Market Index is a broad-based unmanaged index of high yield securities.

vi

The Citigroup High Yield Market (7-10 Year) Index is an unmanaged broad-based index of high yield bonds with a remaining maturity of at least seven years, but less than ten years.

6         Smith Barney High Income Fund 2005 Annual Report

Fund at a Glance (unaudited)

Smith Barney High Income Fund 2005 Annual Report         7

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments, reinvested distributions including returns of capital, if any; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on February 1, 2005 and held for the six months ended July 31, 2005.

Actual Expenses

The table below titled “Based on
Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid
During the Period”.

Based on Actual Total Return(1)

Actual Total Return Without Sales Charges(2)

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

Expenses Paid During the Period(3)

Class A

2.55
%

$
1,000.00

$
1,025.50

1.01
%

$
5.07

Class B

2.27

1,000.00

1,022.70

1.53

7.67

Class C

2.46

1,000.00

1,024.60

1.47

7.38

Class Y

2.85

1,000.00

1,028.50

0.62

3.12

(1)

For the six months ended July 31, 2005.

(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

(3)

Expenses are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

8         Smith Barney High Income Fund 2005 Annual Report

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are
meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

Hypothetical Annualized Total Return

Beginning Account Value

Ending Account Value

Annualized Expense Ratio

Expenses Paid During the Period(2)

Class A

5.00
%

$
1,000.00

$
1,019.79

1.01
%

$
5.06

Class B

5.00

1,000.00

1,017.21

1.53

7.65

Class C

5.00

1,000.00

1,017.50

1.47

7.35

Class Y

5.00

1,000.00

1,021.72

0.62

3.11

(1)

For the six months ended July 31, 2005.

(2)

Expenses are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Smith Barney High Income Fund 2005 Annual Report         9

Fund Performance

Average Annual Total Returns† (unaudited)

Without Sales Charges(1)

Class A

Class B

Class C

Class Y

Twelve Months Ended 7/31/05

10.26
%

9.65
%

9.90
%

10.72
%

Five Years Ended 7/31/05

3.94

3.43

3.50

4.31

Ten Years Ended 7/31/05

5.17

4.65

4.73

N/A

Inception* through 7/31/05

6.34

6.51

5.36

4.99
‡

With Sales Charges(2)

Class A

Class B

Class C

Class Y

Twelve Months Ended 7/31/05

5.29
%

5.15
%

8.90
%

10.72
%

Five Years Ended 7/31/05

3.00

3.30

3.50

4.31

Ten Years Ended 7/31/05

4.69

4.65

4.73

N/A

Inception* through 7/31/05

5.95

6.51

5.36

4.99
‡

Cumulative Total Returns† (unaudited)

Without Sales Charges(1)

Class A (7/31/95 through 7/31/05)

65.51
%

Class B (7/31/95 through 7/31/05)

57.48

  Class C (7/31/95 through
7/31/05)

58.74

  Class Y (Inception* through
7/31/05)

58.70
‡

(1)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and C shares.

(2)

Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum initial sales charge of
4.50%; Class B shares reflect the deduction of a 4.50% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC occurs. Class C shares also reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment. The 1.00% initial sales charge on Class C shares is no longer imposed, effective February 2, 2004.

†

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waiver and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

*

Inception dates for Class A, B, C and Y shares are November 6, 1992, September 2, 1986, August 24, 1994 and April 28, 1995, respectively.

‡

Performance calculations for Class Y shares use February 5, 1996 as the inception date since all Class Y shares redeemed and new shares in Class Y were not purchased until February 5, 1996.

10         Smith Barney High Income Fund 2005 Annual Report

Historical Performance (unaudited)

Value of $10,000 Invested in Class B Shares of the Smith Barney High Income Fund vs. Citigroup High Yield Market (7 — 10 year) Index† (July 1995 — July 2005)

†

Hypothetical illustration of $10,000 invested in Class B shares on July 31, 1995, assuming reinvestment of distribution including any returns of capital, if any, at net asset value through
July 31, 2005. The Citigroup High Yield Market (7-10 year) Index includes cash-pay and deferred-interest bonds with a remaining maturity of at least seven years, but less than ten years. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. The performance of the Fund’s other classes may be greater or less than the Class B shares’ performance indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in other classes. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment, which will fluctuate so that an Investor’s share, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

Smith Barney High Income Fund 2005 Annual Report         11

Schedule of Investments (July 31, 2005)

SMITH
BARNEY HIGH INCOME FUND

Face Amount

Rating‡

Security

Value

CORPORATE BONDS & NOTES — 91.7%

Advertising — 0.1%

$
1,400,000

CCC

Vertis Inc., Senior Secured Notes, 9.750% due 4/1/09

$
1,470,000

Aerospace/Defense — 0.2%

1,550,000

BB-

Sequa Corp., Senior Notes, 9.000% due 8/1/09

1,728,250

Airlines — 1.1%

Continental Airlines Inc., Pass-Through Certificates:

908,119

B+

Series 2000-2, Class C, 8.312% due 4/2/11

744,691

5,080,000

B

Series 2001-2, Class D, 7.568% due 12/1/06

4,676,105

United Airlines Inc., Pass-Through Certificates:

2,116,670

NR

Series 2000-1, Class B, 8.030% due 7/1/11 (a)

952,669

5,194,128

NR

Series 2000-2, Class B, 7.811% due 10/1/09 (a)

3,118,684

1,008,000

NR

Series 2001-1, Class B, 6.932% due 9/1/11 (a)

745,820

2,210,000

NR

Series 2001-1, Class C, 6.831% due 9/1/08 (a)

995,877

11,233,846

Apparel — 0.6%

Levi Strauss & Co., Senior Notes:

1,300,000

B-

8.254% due 4/1/12 (b)

1,306,500

1,320,000

B-

12.250% due 12/15/12

1,488,300

2,875,000

B-

9.750% due 1/15/15

3,033,125

5,827,925

Auto Manufacturers — 3.2%

Ford Motor Co.:

2,425,000

BB+

Bonds, 6.625% due 10/1/28

1,897,965

1,250,000

BB+

Debentures, 8.900% due 1/15/32

1,141,506

17,395,000

BB+

Notes, 7.450% due 7/16/31

14,786,568

General Motors Corp.:

Senior Debentures:

1,500,000

BB

8.250% due 7/15/23

1,350,000

9,100,000

BB

8.375% due 7/15/33

8,258,250

5,150,000

BB

Senior Notes, 7.125% due 7/15/13

4,866,750

32,301,039

Auto Parts & Equipment — 1.2%

1,535,000

B

Arvin Capital I, Capital Securities, 9.500% due 2/1/27

1,581,050

4,130,000

BBB-

Dana Corp., Notes, 6.500% due 3/1/09

4,117,114

1,225,000

B-

Rexnord Corp., Senior Subordinated Notes, 10.125% due 12/15/12

1,347,500

See Notes to Financial Statements.

12         Smith Barney High Income Fund 2005 Annual Report

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Auto Parts & Equipment — 1.2% (continued)

$
2,000,000

B-

Tenneco Automotive Inc., Senior Secured Notes, Series B, 10.250% due 7/15/13

$
2,290,000

2,588,000

BB-

TRW Automotive Inc., Senior Subordinated Notes, 9.375% due 2/15/13

2,911,500

12,247,164

Beverages — 0.2%

1,850,000

B+

Cott Beverages USA Inc., Senior Subordinated Notes, 8.000% due 12/15/11

1,970,250

Building Materials — 1.4%

Associated Materials Inc.:

9,000,000

CCC+

Senior Discount Notes, step bond to yield 11.240% due 3/1/14

5,760,000

940,000

CCC+

Senior Subordinated Notes, 9.750% due 4/15/12

982,300

4,150,000

B-

Goodman Global Holding Co. Inc., Senior Notes, 6.410% due 6/15/12 (b)(c)

4,191,500

3,375,000

CCC+

Nortek Inc., Senior Subordinated Notes, 8.500% due 9/1/14

3,303,281

14,237,081

Chemicals — 6.0%

4,725,000

B+

Acetex Corp., Senior Notes, 10.875% due 8/1/09

5,008,500

563,636

NR

Applied Extrusion Technologies Inc., Senior Notes, 12.000% due 3/15/12 (c)(d)

561,587

3,850,000

CCC+

Aventine Renewable Energy Holdings Inc., Secured Notes, 9.410% due 12/15/11 (b)(c)

3,792,250

2,225,000

B-

Borden U.S. Finance Corp./Nova Scotia Finance ULC, Second Priority Senior Secured Notes, 9.000% due 7/15/14 (c)

2,311,219

2,500,000

B-

Compass Minerals Group Inc., Senior Subordinated Notes, 10.000% due 8/15/11

2,750,000

5,825,000

BB-

Equistar Chemicals LP/Equistar Funding Corp., Senior Notes, 10.625% due 5/1/11

6,524,000

2,725,000

B

Huntsman Advanced Materials LLC, Senior Secured Notes, 11.000% due 7/15/10

3,113,312

1,865,000

B

Huntsman International LLC, Senior Notes, 9.875% due 3/1/09

2,002,544

3,660,000

BB-

ISP Chemco Inc., Senior Subordinated Notes, Series B, 10.250% due 7/1/11

3,998,550

3,780,000

B+

ISP Holdings Inc., Senior Secured Notes, Series B, 10.625% due 12/15/09

4,054,050

5,690,000

BB-

Lyondell Chemical Co., Senior Secured Notes, 11.125% due 7/15/12

6,479,487

1,490,000

BBB-

Methanex Corp., Senior Notes, 8.750% due 8/15/12

1,700,462

174,000

BB-

Millennium America Inc., Senior Subordinated Notes, 9.250% due 6/15/08

190,530

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual Report         13

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Chemicals — 6.0% (continued)

$
1,395,000

B-

OM Group Inc., Senior Subordinated Notes, 9.250% due 12/15/11

$
1,429,875

4,550,000

B-

Resolution Performance Products Inc., Senior Subordinated Notes, 13.500% due 11/15/10

4,936,750

775,000

B-

Resolution Performance Products Inc./RPP Capital Corp., Secured Notes, 9.500% due 4/15/10

803,094

Rhodia SA:

Senior Notes:

425,000

CCC+

7.625% due 6/1/10

414,375

850,000

CCC+

10.250% due 6/1/10

920,125

6,550,000

CCC+

Senior Subordinated Notes, 8.875% due 6/1/11

6,386,250

365,000

B+

Terra Capital Inc., Senior Notes, 12.875% due 10/15/08

434,350

2,275,000

BB-

Westlake Chemical Corp., Senior Notes, 8.750% due 7/15/11

2,482,594

60,293,904

Coal — 0.0%

50,000

BB

Luscar Coal Ltd., Senior Notes, 9.750% due 10/15/11

55,000

Commercial Services — 2.0%

2,900,000

B-

Allied Security Escrow Corp., Senior Subordinated Notes, 11.375% due 7/15/11

2,885,500

3,100,000

CCC+

Brand Services Inc., Senior Notes, 12.000% due 10/15/12

3,301,500

Cenveo Corp.:

3,180,000

B+

Senior Notes, 9.625% due 3/15/12

3,450,300

2,475,000

B-

Senior Subordinated Notes, 7.875% due 12/1/13

2,403,844

Iron Mountain Inc., Senior Subordinated Notes:

900,000

B

8.625% due 4/1/13

949,500

5,000,000

B

6.625% due 1/1/16

4,787,500

2,605,000

BB

Service Corp. International, Debentures, 7.875% due 2/1/13

2,813,400

20,591,544

Computers — 0.1%

1,450,000

B-

SunGard Data Systems Inc., Senior Notes, 9.125% due 8/15/13 (c)

1,513,438

Distribution/Wholesale — 0.5%

5,310,000

CCC-

Home Interiors & Gifts Inc., Senior Subordinated Notes, 10.125% due 6/1/08

4,155,075

866,000

B

Wesco Distribution Inc., Senior Subordinated Notes, Series B, 9.125% due 6/1/08

881,155

5,036,230

See Notes to Financial Statements.

14         Smith Barney High Income Fund 2005 Annual Report

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Diversified Financial Services — 4.4%

Alamosa Delaware Inc.:

$
2,465,000

CCC+

Senior Discount Notes, step bond to yield 10.396% due 7/31/09

$
2,763,881

3,435,000

CCC+

Senior Notes, 11.000% due 7/31/10

3,933,075

3,721,000

B-

BCP Crystal U.S. Holdings Corp., Senior Subordinated Notes, 9.625% due 6/15/14

4,223,335

935,000

BB-

Case Credit Corp., Notes, 6.750% due 10/21/07

925,650

Ford Motor Credit Co.:

1,150,000

BB+

Notes, 7.875% due 6/15/10

1,161,863

5,425,000

BB+

Senior Notes, 7.250% due 10/25/11

5,345,942

General Motors Acceptance Corp.:

12,125,000

BB

Bonds, 8.000% due 11/1/31

11,792,824

Notes:

775,000

BB

7.250% due 3/2/11

755,734

2,525,000

BB

6.875% due 8/28/12

2,421,394

1,600,000

BB

6.750% due 12/1/14

1,509,555

4,975,000

B-

JSG Funding PLC, Senior Notes, 9.625% due 10/1/12

5,049,625

4,400,000

B-

Sensus Metering Systems Inc., Senior Subordinated Notes, 8.625% due 12/15/13

4,114,000

43,996,878

Electric — 6.5%

AES Corp., Senior Notes:

8,610,000

B-

9.500% due 6/1/09

9,643,200

275,000

B-

7.750% due 3/1/14

301,125

1,000,000

BB

Allegheny Energy Supply Statutory Trust, Secured Notes, Series A, 10.250% due 11/15/07 (c)

1,097,500

1,070,000

BB+

Avista Corp., Senior Notes, 9.750% due 6/1/08

1,198,459

Calpine Corp.:

9,730,000

B-

Second Priority Senior Secured Notes, 8.500% due 7/15/10 (c)

7,540,750

2,925,000

B-

Senior Secured Notes, 8.750% due 7/15/13 (c)

2,193,750

Edison Mission Energy, Senior Notes:

3,735,000

B+

10.000% due 8/15/08

4,183,200

1,775,000

B+

7.730% due 6/15/09

1,881,500

7,330,000

B+

9.875% due 4/15/11

8,667,725

9,154,000

B

NRG Energy Inc., Senior Secured Notes, 8.000% due 12/15/13

9,840,550

5,415,000

B

Orion Power Holdings Inc., Senior Notes, 12.000% due 5/1/10

6,525,075

Reliant Energy Inc., Secured Notes:

4,040,000

B+

9.250% due 7/15/10

4,444,000

7,000,000

B+

9.500% due 7/15/13

7,822,500

65,339,334

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual Report         15

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Electronics — 0.9%

Muzak LLC/Muzak Finance Corp.:

$
2,825,000

CCC-

Senior Notes, 10.000% due 2/15/09

$
2,538,969

3,050,000

CCC-

Senior Subordinated Notes, 9.875% due 3/15/09

1,662,250

4,335,000

BBB-

Thomas & Betts Corp., Medium-Term Notes, 6.625% due 5/7/08

4,508,816

8,710,035

Entertainment — 1.6%

2,081,000

CCC+

AMC Entertainment Inc., Senior Subordinated Notes, 9.500% due 2/1/11

2,075,797

2,500,000

B+

Argosy Gaming Co., Senior Subordinated Notes, 9.000% due 9/1/11

2,731,250

8,800,000

B-

Cinemark Inc., Senior Discount Notes, step bond to yield 9.723% due 3/15/14

6,116,000

1,325,000

CCC+

LCE Acquisition Corp., Senior Subordinated Notes, 9.000% due 8/1/14 (c)

1,298,500

Six Flags Inc., Senior Notes:

203,000

CCC

8.875% due 2/1/10

201,478

600,000

CCC

9.750% due 4/15/13

588,750

3,000,000

CCC

9.625% due 6/1/14

2,928,750

15,940,525

Environmental Control — 1.6%

4,075,000

B

Aleris International Inc., Senior Secured Notes, 10.375% due 10/15/10

4,513,063

Allied Waste North America Inc.,

Series B, Senior Secured Notes:

5,610,000

BB-

8.500% due 12/1/08

5,939,587

500,000

BB-

9.250% due 9/1/12

548,125

5,100,000

B+

7.375% due 4/15/14

4,794,000

15,794,775

Finance — 0.4%

3,525,000

B+

R.H. Donnelley Finance Corp. I, Senior Subordinated Notes, 10.875% due 12/15/12 (c)

4,106,625

Food — 1.0%

1,025,000

BB-

Ahold Finance USA Inc., Notes, 8.250% due 7/15/10

1,132,625

2,000,000

B

Del Monte Corp., Senior Subordinated Notes, 8.625% due 12/15/12

2,210,000

Doane Pet Care Co.:

1,775,000

CCC+

Senior Notes, 10.750% due 3/1/10

1,925,875

370,000

CCC+

Senior Subordinated Notes, 9.750% due 5/15/07

366,300

See Notes to Financial Statements.

16         Smith Barney High Income Fund 2005 Annual Report

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Food — 1.0% (continued)

$
4,925,000

B-

Pinnacle Foods Holding Corp., Senior Subordinated Notes, 8.250% due 12/1/13

$
4,506,375

10,141,175

Forest Products & Paper — 2.1%

4,900,000

BB-

Abitibi-Consolidated Inc., Debentures, 8.850% due 8/1/30

4,802,000

Appleton Papers Inc.:

1,500,000

BB-

Senior Notes, 8.125% due 6/15/11

1,432,500

3,000,000

B+

Senior Subordinated Notes, Series B, 9.750% due 6/15/14

2,895,000

3,075,000

B-

Blue Ridge Paper Products Inc., Secured Notes, 9.500% due 12/15/08

2,952,000

1,000,000

BB

Bowater Inc., Debentures, 9.500% due 10/15/12

1,135,000

6,685,000

B

Buckeye Technologies Inc., Senior Subordinated Notes, 8.000% due 10/15/10

6,517,875

1,675,000

BB-

Norske Skog Canada Ltd., Senior Notes, Series D, 8.625% due 6/15/11

1,742,000

21,476,375

Health Care Services — 3.0%

5,625,000

B-

AmeriPath Inc., Senior Subordinated Notes, 10.500% due 4/1/13

5,723,438

1,530,000

B

Extendicare Health Services Inc., Senior Notes, 9.500% due 7/1/10

1,656,225

2,750,000

BB+

HCA Inc., Senior Notes, 6.375% due 1/15/15

2,828,441

6,275,000

B-

IASIS Healthcare LLC/IASIS Capital Corp., Senior Subordinated Notes, 8.750% due 6/15/14

6,863,281

3,100,000

CCC+

InSight Health Services Corp., Senior Subordinated Notes, Series B, 9.875% due 11/1/11

2,704,750

600,000

B-

Psychiatric Solutions Inc., Senior Subordinated Notes, 10.625% due 6/15/13

682,500

Tenet Healthcare Corp., Senior Notes:

6,800,000

B

7.375% due 2/1/13

6,698,000

400,000

B

9.875% due 7/1/14

430,000

2,720,000

B

6.875% due 11/15/31

2,257,600

29,844,235

Home Builders — 1.1%

D.R. Horton Inc.:

2,190,000

BB+

Senior Notes, 8.000% due 2/1/09

2,393,206

1,905,000

BB-

Senior Subordinated Notes, 9.375% due 3/15/11

2,052,216

295,000

BBB-

Ryland Group Inc., Senior Notes, 9.750% due 9/1/10

309,681

3,625,000

BB-

Schuler Homes Inc., Senior Subordinated Notes, 10.500% due 7/15/11

3,996,562

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual Report         17

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Home Builders — 1.1% (continued)

$
1,880,000

B+

Standard Pacific Corp., Senior Subordinated Notes, 9.250% due 4/15/12

$
2,115,000

10,866,665

Home Furnishings — 0.5%

4,350,000

B-

Sealy Mattress Co., Senior Subordinated Notes, 8.250% due 6/15/14

4,654,500

Insurance — 0.4%

3,690,000

BB

Markel Capital Trust I, Series B, 8.710% due 1/1/46

3,980,078

Internet — 0.2%

1,764,000

B-

FTD Inc., Senior Subordinated Notes, 7.750% due 2/15/14

1,790,460

Leisure Time — 0.1%

750,000

CCC-

Icon Health & Fitness Inc., Senior Subordinated Notes, 11.250% due 4/1/12

588,750

Machinery Construction & Mining — 0.4%

Terex Corp.:

1,075,000

B

Senior Subordinated Notes, 9.250% due 7/15/11

1,174,438

2,375,000

B

Senior Subordinated Notes, Series B, 10.375% due 4/1/11

2,576,875

3,751,313

Machinery - Diversified — 0.8%

1,425,000

B-

Dresser-Rand Group Inc., Senior Subordinated Notes, 7.375% due 11/1/14 (c)

1,492,688

4,979,000

B

Flowserve Corp., Senior Subordinated Notes, 12.250% due 8/15/10

5,327,530

1,535,000

B+

NMHG Holding Co., 10.000% due 5/15/09

1,634,775

8,454,993

Media — 10.6%

8,934,222

B-

CanWest Media Inc., Senior Subordinated Notes, 8.000% due 9/15/12

9,526,114

Charter Communications Holdings LLC/Charter Communications Holdings Capital Corp., Senior Discount Notes:

20,980,000

CCC-

Step bond to yield 11.711% due 1/15/10

17,518,300

2,875,000

CCC-

Step bond to yield 11.628% due 1/15/11

2,357,500

5,060,000

CCC-

Step bond to yield 12.898% due 5/15/11

3,668,500

CSC Holdings Inc.:

4,775,000

BB-

Senior Debentures, 7.625% due 7/15/18

4,691,437

Senior Notes, Series B:

2,525,000

BB-

8.125% due 7/15/09

2,613,375

1,505,000

BB-

7.625% due 4/1/11

1,523,813

See Notes to Financial Statements.

18         Smith Barney High Income Fund 2005 Annual Report

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Media — 10.6% (continued)

$
5,830,000

B+

Senior Subordinated Debentures, 10.500% due 5/15/16

$
6,369,275

1,365,000

B

Dex Media East LLC/Dex Media East Finance Co., 12.125% due 11/15/12

1,634,588

Dex Media Inc., Discount Notes:

2,625,000

B

Step bond to yield 8.372% due 11/15/13

2,165,625

5,075,000

B

Step bond to yield 8.867% due 11/15/13

4,186,875

3,174,000

B

Dex Media West LLC/Dex Media Finance Co., Senior Subordinated Notes, Series B, 9.875% due 8/15/13

3,634,230

3,234,000

BB-

DirecTV Holdings LLC/DirecTV Financing Co., Senior Notes, 8.375% due 3/15/13

3,601,867

4,176,000

BB-

EchoStar DBS Corp., Senior Notes, 9.125% due 1/15/09

4,447,440

5,200,000

BBB+

Historic TW Inc., Senior Notes, 6.625% due 5/15/29

5,721,295

5,325,000

B-

Houghton Mifflin Co., Senior Discount Notes, step bond to yield 11.641% due 10/15/13

4,206,750

5,579,000

CCC+

Insight Communications Co. Inc., Senior Discount Notes, step bond to yield 13.689% due 2/15/11

5,704,527

3,000,000

B

Mediacom Broadband LLC, Senior Notes, 11.000% due 7/15/13

3,292,500

5,000,000

B

Mediacom LLC/Mediacom Capital Corp., Senior Notes, 9.500% due 1/15/13

5,137,500

775,000

CCC+

NextMedia Operating Inc., Senior Subordinated Notes, 10.750% due 7/1/11

849,594

2,440,000

B

Radio One Inc., Senior Subordinated Notes, Series B, 8.875% due 7/1/11

2,626,050

9,665,000

B+

Rogers Cablesystems Ltd., Senior Notes, 11.000% due 12/1/15

10,438,200

1,219,000

B+

Yell Finance BV, Senior Discount Notes, step bond to yield 12.263% due 8/1/11

1,231,190

107,146,545

Metal Fabricate - Hardware — 0.9%

3,525,000

B-

Mueller Group Inc., Senior Subordinated Notes, 10.000% due 5/1/12

3,789,375

3,000,000

B-

Mueller Holdings Inc., Discount Notes, step bond to yield 14.914% due 4/15/14

2,205,000

3,790,000

B

Wolverine Tube Inc., Senior Notes, 10.500% due 4/1/09

3,467,850

9,462,225

Mining — 0.3%

2,965,000

BBB

Phelps Dodge Corp., Senior Notes, 8.750% due 6/1/11

3,492,613

Miscellaneous Manufacturing — 0.8%

2,625,000

NR

Aqua-Chem Inc., Senior Subordinated Notes, 11.250% due 7/1/08 (d)

2,231,250

2,675,000

B

Blount Inc., Senior Subordinated Notes, 8.875% due 8/1/12

2,929,125

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual Report         19

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Miscellaneous Manufacturing — 0.8% (continued)

$
2,750,000

B-

Invensys PLC, Senior Notes, 9.875% due 3/15/11 (c)

$
2,722,500

7,882,875

Office Furnishings — 0.5%

4,500,000

B-

Interface Inc., Senior Notes, 10.375% due 2/1/10

5,017,500

Office/Business Equipment — 0.4%

4,200,000

B-

General Binding Corp., Senior Notes, 9.375% due 6/1/08

4,263,000

Oil & Gas — 3.4%

9,950,000

BB-

Chesapeake Energy Corp., Senior Notes, 6.250% due 1/15/18 (c)

9,875,375

2,327,000

B+

Magnum Hunter Resources Inc., Senior Notes, 9.600% due 3/15/12

2,594,605

1,851,000

Aa3(e)

Pennzoil-Quaker State Co., Senior Notes, 10.000% due 11/1/08

1,968,329

3,830,000

B+

Plains Exploration & Production Co., Senior Subordinated Notes, Series B, 8.750% due 7/1/12

4,203,425

1,155,000

BB

Pogo Producing Co., Senior Subordinated Notes, Series B, 8.250% due 4/15/11

1,227,187

2,825,000

B+

Stone Energy Corp., Senior Subordinated Notes, 6.750% due 12/15/14

2,810,875

5,330,000

B

Swift Energy Co., Senior Subordinated Notes, 9.375% due 5/1/12

5,836,350

Vintage Petroleum Inc.:

2,680,000

BB-

Senior Notes, 8.250% due 5/1/12

2,917,850

2,400,000

B

Senior Subordinated Notes, 7.875% due 5/15/11

2,538,000

33,971,996

Oil & Gas Services — 0.8%

Hanover Compressor Co., Senior Notes:

2,250,000

B

8.625% due 12/15/10

2,385,000

3,325,000

B

9.000% due 6/1/14

3,640,875

1,920,000

BB-

SESI LLC, Senior Notes, 8.875% due 5/15/11

2,049,600

8,075,475

Packaging & Containers — 3.9%

4,875,000

CCC

Anchor Glass Container Corp., Senior Secured Notes, 11.000% due 2/15/13

3,022,500

5,150,000

B-

Berry Plastics Corp., Senior Subordinated Notes, 10.750% due 7/15/12

5,677,875

1,650,000

B-

Graphic Packaging International Corp., Senior Subordinated Notes, 9.500% due 8/15/13

1,699,500

7,550,000

BB-

Owens-Brockway Glass Container Inc., Secured Notes, 8.875% due 2/15/09

8,021,875

See Notes to Financial Statements.

20         Smith Barney High Income Fund 2005 Annual Report

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Packaging & Containers — 3.9% (continued)

$
3,950,000

B+

Plastipak Holdings Inc., Senior Notes, 10.750% due 9/1/11

$
4,364,750

Pliant Corp.:

2,400,000

CCC+

Senior Secured Second Lien Notes, 11.125% due 9/1/09

2,328,000

545,000

CCC+

Senior Subordinated Notes, 13.000% due 6/1/10

444,175

2,000,000

CCC-

Radnor Holdings Corp., Senior Notes, 11.000% due 3/15/10

1,350,000

1,000,000

B

Smurfit-Stone Container Enterprises Inc., Senior Notes, 9.750% due 2/1/11

1,056,250

7,350,000

B

Stone Container Finance Corp., Senior Notes, 7.375% due 7/15/14

7,037,625

Tekni-Plex Inc.:

3,000,000

CCC-

Senior Secured Notes, 8.750% due 11/15/13 (c)

2,700,000

2,585,000

CCC-

Senior Subordinated Notes, Series B, 12.750% due 6/15/10

1,912,900

39,615,450

Pharmaceuticals — 0.2%

1,875,000

NR

aaiPharma Inc., Senior Subordinated Notes, 11.500% due 4/1/10 (a)(b)

1,748,438

Pipelines — 5.5%

Dynegy Holdings Inc.:

Debentures:

7,750,000

CCC+

7.125% due 5/15/18

7,556,250

6,650,000

CCC+

7.625% due 10/15/26

6,517,000

7,000,000

B-

Second Priority Senior Secured Notes, 10.099% due 7/15/08 (b)(c)

7,490,000

El Paso Corp., Medium-Term Notes, Senior Notes:

4,875,000

B-

7.800% due 8/1/31

4,948,125

11,125,000

B-

7.750% due 1/15/32

11,319,687

Williams Cos. Inc.:

Notes:

11,250,000

B+

7.875% due 9/1/21

13,078,125

1,525,000

B+

8.750% due 3/15/32

1,894,813

2,250,000

B+

Senior Notes, 7.625% due 7/15/19

2,576,250

55,380,250

REITs — 1.7%

Host Marriott LP:

6,395,000

B+

Notes, Series I, 9.500% due 1/15/07

6,786,693

4,125,000

B+

Senior Notes, 7.125% due 11/1/13

4,326,094

6,000,000

CCC+

MeriStar Hospitality Corp., Senior Notes, 9.125% due 1/15/11

6,405,000

17,517,787

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual Report         21

Schedule of Investments (continued) July 31,
2005

Face Amount

Rating‡

Security

Value

Resorts/Casinos — 4.0%

$
5,025,000

B+

Ameristar Casinos Inc., Senior Subordinated Notes, 10.750% due 2/15/09

$
5,464,688

2,575,000

BB+

Caesars Entertainment Inc., Senior Subordinated Notes, 8.875% due 9/15/08

2,871,125

1,325,000

BBB-

Hilton Hotels Corp., Notes, 7.625% due 12/1/12

1,511,117

2,000,000

B

Inn of the Mountain Gods Resort & Casino, Senior Notes, 12.000% due 11/15/10

2,317,500

4,950,000

B

Kerzner International Ltd., Senior Subordinated Notes, 8.875% due 8/15/11

5,321,250

MGM MIRAGE Inc,:

4,900,000

BB

Senior Notes, 6.750% due 9/1/12

5,096,000

1,500,000

B+

Senior Subordinated Debentures, 7.625% due 7/15/13

1,597,500

Senior Subordinated Notes:

1,835,000

B+

9.750% due 6/1/07

1,988,681

4,870,000

B+

8.375% due 2/1/11

5,363,088

3,630,000

B+

Series B, 10.250% due 8/1/07

3,983,925

2,400,000

B+

Station Casinos Inc., Senior Subordinated Notes, 6.875% due 3/1/16

2,484,000

2,625,000

B+

Turning Stone Casino Resort Enterprise, Senior Notes, 9.125% due 12/15/10 (c)

2,795,625

40,794,499

Retail — 2.7%

975,000

B-

Carrols Corp., Senior Subordinated Notes, 9.000% due 1/15/13 (c)

1,016,438

2,700,000

B-

CSK Auto Inc., Senior Subordinated Notes, 7.000% due 1/15/14

2,612,250

1,500,000

B+

Finlay Fine Jewelry Corp., Senior Notes, 8.375% due 6/1/12

1,410,000

4,678,000

BB+

J.C. Penney Co. Inc., Notes, 9.000% due 8/1/12

5,571,596

2,750,000

B

Jean Coutu Group Inc., Senior Subordinated Notes, 8.500% due 8/1/14

2,739,687

7,325,000

B-

Rite Aid Corp., Notes, 7.125% due 1/15/07

7,398,250

2,258,000

B+

Saks Inc., 9.875% due 10/1/11

2,416,060

4,000,000

B

VICORP Restaurants Inc., Senior Notes, 10.500% due 4/15/11

4,020,000

27,184,281

Savings & Loans — 0.8%

7,890,000

CCC-

Ocwen Capital Trust I, 10.875% due 8/1/27

8,166,150

Semiconductors — 0.6%

Amkor Technology Inc.:

2,450,000

B-

Senior Notes, 9.250% due 2/15/08

2,327,500

4,275,000

CCC

Senior Subordinated Notes, 10.500% due 5/1/09

3,868,875

6,196,375

See Notes to Financial Statements.

22         Smith Barney High Income Fund 2005 Annual Report

Schedule of Investments (continued) July 31, 2005

Face Amount

Rating‡

Security

Value

Telecommunications — 12.0%

AirGate PCS Inc.:

$
1,250,000

B-

7.349% due 10/15/11 (b)

$
1,306,250

2,371,800

CCC

Senior Secured Subordinated Notes, 9.375% due 9/1/09

2,517,073

2,040,000

B+

American Tower Escrow Corp., Discount Notes, zero coupon bond to yield 14.432% due 8/1/08

1,575,900

AT&T Corp., Senior Notes:

4,600,000

BB+

9.050% due 11/15/11 (b)

5,272,750

3,950,000

BB+

9.750% due 11/15/31 (b)

5,135,000

3,570,000

NR

GT Group Telecom Inc., Senior Discount Notes, step bond to yield 16.403% due 2/1/10 (a)(d)(f)

0

2,500,000

B

Insight Midwest LP/Insight Capital Inc., Senior Notes, 10.500% due 11/1/10

2,662,500

2,075,000

B+

Intelsat Bermuda Ltd., Senior Notes, 8.695% due 1/15/12 (b)(c)

2,126,875

5,700,000

CCC+

IWO Holdings Inc., Secured Notes, 7.349% due 1/15/12 (b)(c)

5,842,500

15,000,000

B

Lucent Technologies Inc., Debentures, 6.450% due 3/15/29 (b)

13,575,000

525,000

B+

MCI Inc., Senior Notes, 8.735% due 5/1/14

591,938

New Cingular Wireless Services Inc.:

8,075,000

A

Notes, 8.125% due 5/1/12

9,549,834

Senior Notes:

9,100,000

A

7.875% due 3/1/11

10,435,962

1,925,000

A

8.750% due 3/1/31

2,667,605

4,325,000

B-

Nortel Networks Corp., Notes, 6.875% due 9/1/23

4,141,187

1,825,000

B-

Northern Telecom Capital Corp., 7.875% due 6/15/26

1,875,188

925,000

B-

NTL Cable PLC, Senior Notes, 8.750% due 4/15/14

985,125

1,885,000

B+

PanAmSat Corp., Senior Notes, 9.000% due 8/15/14

2,092,350

8,255,000

BB-

Qwest Corp., Notes, 8.875% due 3/15/12

9,080,500

Qwest Services Corp., Secured Notes:

5,905,000

B

13.500% due 12/15/10

6,820,275

6,862,000

B

14.000% due 12/15/14

8,337,330

Sprint Capital Corp.:

11,875,000

BBB-

8.750% due 3/15/32

16,391,561

6,825,000

BBB-

Senior Notes, 6.875% due 11/15/28

7,736,970

120,719,673

Textiles — 0.5%

975,000

B-

Collins & Aikman Floor Coverings, Senior Subordinated Notes, Series B, 9.750% due 2/15/10

1,021,313

7,450,000

B-

Simmons Co., Senior Discount Notes, step bond to yield 10.000% due 12/15/14 (c)

3,948,500

4,969,813

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual Report         23

Schedule of Investments (continued) July 31, 2005

Face Amount

Rating‡

Security

Value

Transportation — 0.5%

$
2,850,000

B+

General Maritime Corp., Senior Notes, 10.000% due 3/15/13

$
3,127,875

2,005,000

BB+

Windsor Petroleum Transport Corp., Secured Notes, 7.840% due 1/15/21 (c)

2,177,039

5,304,914

TOTAL CORPORATE BONDS & NOTES (Cost — $871,755,115)

924,852,246

ASSET-BACKED SECURITIES — 0.1%

Credit Card — 0.1%

559,482

B

First Consumers Master Trust, Series 2001-A, Class A, 3.698% due 9/15/08 (b)

556,307

Diversified Financial Services — 0.0%

8,721,391

D

Airplanes Pass-Through Trust, Series D, 10.875% due 3/15/19 (a)(d)(f)

0

TOTAL ASSET-BACKED SECURITIES (Cost — $10,310,552)

556,307

CONVERTIBLE BOND — 0.1%

Electronics — 0.1%

1,197,000

B

Sanmina-SCI Corp., Subordinated Debentures, zero coupon bond to yield 10.993% due 9/12/20 (Cost — $652,980)

650,869

LOAN PARTICIPATION — 1.4%

United States — 1.4%

2,81,250

NR

Nortek Bank Term Loan (Bank of America) 6.020% due 9/1/14

2,506,062

12,000,000

NR

UPC Broadband, Inc. Term Loan, Tranche H2, (Bank of America) 6.254% due 3/15/12

12,100,002

TOTAL LOAN PARTICIPATION (Cost — $14,481,250)

14,606,064

Shares

COMMON STOCK — 1.2%

CONSUMER STAPLES — 0.0%

Food Products — 0.0%

185,784

Aurora Foods Inc. (d)(f)*

0

FINANCIALS — 0.0%

Diversified Financial Services — 0.0%

11,918

Outsourcing Solutions Inc. (f)*

50,653

INDUSTRIALS — 0.0%

Aerospace & Defense — 0.0%

7,572

Northrop Grumman Corp.

419,867

See Notes to Financial Statements.

24         Smith Barney High Income Fund 2005 Annual Report

Schedule of Investments (continued) July 31,
2005

Shares

Security

Value

INFORMATION TECHNOLOGY — 0.1%

Communications Equipment — 0.1%

26,300

Motorola Inc.

$
557,034

Semiconductors & Semiconductor Equipment — 0.0%

2,903

Freescale Semiconductor Inc., Class B Shares *

74,752

TOTAL INFORMATION TECHNOLOGY

631,786

MATERIALS — 0.1%

Chemicals — 0.1%

53,679

Applied Extrusion Technologies Inc., Class A Shares *

818,605

TELECOMMUNICATION SERVICES — 1.0%

Diversified Telecommunication Services — 0.4%

7,716

McLeodUSA Inc., Class A Shares *

548

178,506

Telewest Global Inc. *

3,987,824

18,375

Weblink Wireless Inc. (d)(f)*

184

3,988,556

Wireless Telecommunication Services — 0.6%

306,297

Alamosa Holdings Inc. *

4,919,130

79,899

Crown Castle International Corp. *

1,738,602

6,657,732

TOTAL TELECOMMUNICATION SERVICES

10,646,288

TOTAL COMMON STOCK (Cost — $16,301,964)

12,567,199

CONVERTIBLE PREFERRED STOCK — 1.2%

TELECOMMUNICATION SERVICES — 1.2%

Wireless Telecommunication Services — 1.2%

8,386

Alamosa Holdings Inc., Series B, 7.500% due 7/31/13

9,944,748

42,500

Crown Castle International Corp., 6.250% due 8/15/12

2,114,375

TOTAL CONVERTIBLE PREFERRED STOCK (Cost — $3,768,211)

12,059,123

Warrants

WARRANTS * — 0.1%

Capital Markets — 0.1%

2,250

Mueller Holdings Inc., expires 4/15/14 (c)

810,563

Commercial Services & Supplies — 0.0%

3,775

Merrill Corp., Class B Shares, expires 5/1/09 (c)(d)(f)

0

Containers & Packaging — 0.0%

545

Pliant Corp., expires 6/1/10 (c)(d)(f)

5

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual Report         25

Schedule of Investments (continued) July 31,
2005

Warrants

Security

Value

Diversified Telecommunication Services — 0.0%

2,040

American Tower Corp., expires 8/1/08 (c)(d)

$
657,770

3,305

GT Group Telecom Inc., Class B Shares, expires 2/1/10 (c)(d)(f)

0

2,440

Horizon PCS Inc., expires 10/1/10 (c)(d)(f)

0

10,475

Iridium World Communications Ltd., expires 7/15/05 (c)(d)(f)

105

1,835

Jazztel PLC, expires 7/15/10 (d)(f)

0

9,550

RSL Communications Ltd., expires 11/15/06 (d)(f)

0

657,875

Electronic Equipment & Instruments — 0.0%

10,149

Viasystems Group Inc., expires 1/31/10 (d)(f)

0

Internet Software & Services — 0.0%

3,650

Cybernet Internet Services International Inc., expires 7/1/09 (d)(f)

0

Wireless Telecommunication Services — 0.0%

2,735

IWO Holdings Inc., expires 1/15/11 (c)(d)(f)

0

TOTAL WARRANTS (Cost — $2,703,534)

1,468,443

TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $919,976,606)

966,760,251

Face Amount

SHORT-TERM INVESTMENT — 3.8%

Repurchase Agreement — 3.8%

$
39,004,000

  Interest in $675,460,000 joint tri-party repurchase agreement dated 7/29/05 with Goldman, Sachs & Co., 3.300% due 8/1/05, Proceeds at maturity
— $39,014,726; (Fully collateralized by various U.S. Treasury Obligations, 0.000% to 12.000% due 8/15/05 to 4/15/32; Market value — $39,784,163) (Cost — $39,004,000)

39,004,000

TOTAL INVESTMENTS — 99.6% (Cost — $958,980,606#)

1,005,764,251

Other Assets in Excess of Liabilities — 0.4%

3,648,932

TOTAL NET ASSETS — 100.0%

$
1,009,413,183

*

Non-income producing security.

‡

All ratings are by Standard & Poor’s Ratings Service, unless otherwise footnoted. All ratings are unaudited.

(a)

Security is currently in default.

(b)

Variable rate securities. Coupon rates disclosed are those which are in effect at July 31, 2005.

(c)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(d)

Illiquid security.

(e)

Ratings by Moody’s Investor Service, Inc. All ratings are unaudited.

(f)

Security is valued in good faith at fair value by or under the direction of the Board of Trustees.

#

Aggregate cost for federal income tax purposes is $961,800,401.

See

page 27 for definitions of ratings.

Abbreviation used in this schedule:

REITs

— Real Estate Investment Trust

See Notes to Financial Statements.

26         Smith Barney High Income Fund 2005 Annual Report

Bond Ratings (unaudited)

The definitions of the applicable
rating symbols are set forth below:

Standard & Poor’s
Ratings Service (“Standard & Poor’s”) — Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign, which is used to show relative standing within the major rating categories.

AAA
  — Bonds rated “AAA” have the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.

AA
  — Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issue only in a small degree.

A

— Bonds rated “A” have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB

— Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay principal.
Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC and C

— Bonds rated “BB”, “B”, “CCC”, “CC” and “C” are
regarded, on balance, as pre-dominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. “BB” represents the lowest degree of speculation and “C” the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D
  — Bonds rated “D” are in default, and payment of interest and/or repayment of principal is in arrears.

Moody’s Investors Service
(“Moody’s”) — Numerical modifiers 1, 2, and 3 may be applied to each generic rating from “Aa” through “Caa”, where 1 is the highest and 3 the lowest rating within its generic category.

Aa

— Bonds rated “Aa” are judged to be of high quality by all standards. Together with the
“Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.

A

— Bonds rated “A” possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa

— Bonds rated “Baa” are considered to be medium grade obligations; that is they are neither highly protected nor poorly secured. Interest payment and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and may have speculative characteristics as well.

Ba

— Bonds rated “Ba” are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby may not well characterize bonds in this class.

B

— Bonds rated “B” generally lack characteristics of desirable investments. Assurance of interest and principal payment or of maintenance of other terms of the contract over any long period of time may be small.

Caa
  — Bonds rated “Caa” are of poor standing. These issues may be in default, or present elements of danger may exist with respect to principal or interest.

Ca
  — Bonds rated “Ca” represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C
  — Bonds rated “C” are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

NR
  — Indicates that the bond is not rated by Standard & Poor’s, Moody’s or Fitch Ratings Service.

Smith Barney High Income Fund 2005 Annual Report         27

Statement of Assets and Liabilities (July 31, 2005)

ASSETS:

Investments, at value (Cost — $958,980,606)

$
1,005,764,251

Cash

974

Dividends and interest receivable

17,819,768

Receivable for securities sold

2,880,735

Prepaid expenses

559,280

Receivable for Fund shares sold

362,354

Total Assets

1,027,387,362

LIABILITIES:

Payable for securities purchased

11,397,927

Distributions payable

3,805,479

Payable for Fund shares repurchased

1,751,900

Investment advisory fee payable

429,299

Transfer agent fees payable

213,864

Distribution fees payable

119,899

Administration fee payable

85,860

Trustees’ fees payable

29,032

Accrued expenses

140,919

Total Liabilities

17,974,179

Total Net Assets

$
1,009,413,183

NET ASSETS:

Par value (Note 6)

$
145,000

Paid-in capital in excess of par value

1,652,220,943

Overdistributed net investment income

(3,832,623
)

Accumulated net realized loss on Investments and foreign currency transactions

(685,903,782
)

Net unrealized appreciation on investments

46,783,645

Total Net Assets

$
1,009,413,183

Shares Outstanding:

Class A

57,156,448

Class B

39,180,330

Class C

27,392,161

Class Y

21,271,061

Net Asset Value:

Class A (and redemption price)

$6.94

Class B *

$6.97

Class C *

$6.98

Class Y (and redemption price)

$6.98

Maximum Public Offering Price Per Share:

Class A (based on maximum sales charge of 4.50%)

$7.27

*Redemption

price is NAV of Class B and C shares reduced by a 4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

28         Smith Barney High Income Fund 2005 Annual Report

Statement of Operations (For the year ended July 31, 2005)

INVESTMENT INCOME:

Interest

$
95,667,823

Dividends

365,347

Total Investment Income

96,033,170

EXPENSES:

Investment advisory fee (Note 2)

5,701,186

Distribution fees (Notes 2 and 4)

5,026,913

Administration fees (Note 2)

1,140,237

Transfer agent fees (Notes 2 and 4)

921,060

Shareholder reports (Note 4)

129,553

Custody

101,157

Registration fees

39,874

Audit and tax

37,800

Trustees’ fees

31,449

Legal fees

24,595

Insurance

18,711

Miscellaneous expenses

6,400

Total Expenses

13,178,935

Less: Investment advisory fee waiver (Notes 2 and 8)

(250,826
)

Net Expenses

12,928,109

Net Investment Income

83,105,061

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):

Net Realized Gain (Loss) From:

Investments

27,360,366

Foreign currency transactions

(2,637
)

Net Realized Gain

27,357,729

Change in Net Unrealized Appreciation/Depreciation From:

Investments

(807,021
)

Foreign currency transactions

3,425

Change in Net Unrealized Appreciation/Depreciation

(803,596
)

Increase From Payments by Affiliate (Note 2)

551,590

Net Gain on Investments and Foreign Currency Transactions

27,105,723

Increase in Net Assets From Operations

$
110,210,784

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual Report         29

Statements of Changes in Net Assets (For the years ended July 31,)

2005

2004

OPERATIONS:

Net investment income

$
83,105,061

$
94,960,406

Net realized gain

27,357,729

13,833,665

Change in net unrealized appreciation/depreciation

(803,596
)

28,122,180

Increase from payments by affiliate

551,590

—

Increase in Net Assets From Operations

110,210,784

136,916,251

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 5):

Net investment income

(84,190,157
)

(103,054,088
)

Return of capital

—

(3,913,083
)

Decrease in Net Assets From Distributions to Shareholders

(84,190,157
)

(106,967,171
)

FUND SHARE TRANSACTIONS (NOTE 6):

Net proceeds from sale of shares

136,120,809

322,057,065

Reinvestment of distributions

31,611,352

41,623,690

Cost of shares repurchased

(383,353,236
)

(383,414,661
)

Decrease in Net Assets From Fund Share Transactions

(215,621,075
)

(19,733,906
)

Increase (Decrease) in Net Assets

(189,600,448
)

10,215,174

NET ASSETS:

Beginning of year

1,199,013,631

1,188,798,457

End of year*

$
1,009,413,183

$
1,199,013,631

* Includes overdistributed net investment income of:

$(3,832,623
)

$(7,548,645
)

See Notes to Financial Statements.

30         Smith Barney High Income Fund 2005 Annual Report

Financial Highlights

For a share of
each class of beneficial interest outstanding throughout each year ended July 31:

Class A Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year

$
6.79

$
6.62

$
5.97

$
7.52

$
9.43

Income (Loss) From Operations:

Net investment income

0.52

0.55

0.62

0.72
(2)

0.96

Net realized and unrealized gain (loss)

0.16

0.23

0.69

(1.50
)(2)

(1.88
)

Total Income (Loss) From Operations

0.68

0.78

1.31

(0.78
)

(0.92
)

Less Distributions From:

Net investment income

(0.53
)

(0.59
)

(0.61
)

(0.69
)

(0.99
)

Return of capital

—

(0.02
)

(0.05
)

(0.08
)

(0.00
)(3)

Total Distributions

(0.53
)

(0.61
)

(0.66
)

(0.77
)

(0.99
)

Net Asset Value, End of Year

$
6.94

$
6.79

$
6.62

$
5.97

$
7.52

Total Return(4)

10.26
%(5)

12.16
%

23.23
%

(11.21
)%

(10.33
)%

Net Assets, End of Year (millions)

$397

$438

$421

$319

$384

Ratios to Average Net Assets:

Gross expenses

0.98
%

1.03
%

1.07
%

1.08
%

1.06
%

Net expenses

0.96
(6)

1.03

1.07

1.08

1.06

Net investment income

7.47

7.97

9.76

10.31
(2)

11.30

Portfolio Turnover Rate

18
%

44
%

53
%

83
%

82
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Effective August 1, 2001, the Fund adopted a change in the accounting method that requires the Fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended July 31, 2002, the change to net investment income, net realized and unrealized loss and the ratio of net investment income to average net assets would have been $0.72, $(1.50) and 10.43%, respectively. Per share information, ratios and supplemental data for the periods prior to August 1, 2001 have not been restated to reflect this change in presentation.

(3)

Amount represents less than $0.01 per share.

(4)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

(5)

The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

(6)

The investment adviser has voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual
Report         31

Financial Highlights (continued)

For a
share of each class of beneficial interest outstanding throughout each year ended July 31:

Class B Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year

$
6.82

$
6.64

$
5.99

$
7.53

$
9.44

Income (Loss) From Operations:

Net investment income

0.48

0.51

0.59

0.68
(2)

0.91

Net realized and unrealized gain (loss)

0.16

0.25

0.68

(1.49
)(2)

(1.88
)

Total Income (Loss) From Operations

0.64

0.76

1.27

(0.81
)

(0.97
)

Less Distributions From:

Net investment income

(0.49
)

(0.56
)

(0.57
)

(0.65
)

(0.94
)

Return of capital

—

(0.02
)

(0.05
)

(0.08
)

(0.00
)(3)

Total Distributions

(0.49
)

(0.58
)

(0.62
)

(0.73
)

(0.94
)

Net Asset Value, End of Year

$
6.97

$
6.82

$
6.64

$
5.99

$
7.53

Total Return(4)

9.65
%(5)

11.72
%

22.45
%

(11.53
)%

(10.82
)%

Net Assets, End of Year (millions)

$273

$353

$392

$330

$463

Ratios to Average Net Assets:

Gross expenses

1.49
%

1.55
%

1.57
%

1.57
%

1.56
%

Net expenses

1.47
(6)

1.55

1.57

1.57

1.56

Net investment income

6.95

7.46

9.31

9.82
(2)

10.78

Portfolio Turnover Rate

18
%

44
%

53
%

83
%

82
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Effective August 1, 2001, the Fund adopted a change in the accounting method that requires the Fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended July 31, 2002, the change to net investment income, net realized and unrealized loss and the ratio of net investment income to average net assets would have been $0.69, $(1.50) and 9.94%, respectively. Per share information, ratios and supplemental data for the periods prior to August 1, 2001 have not been restated to reflect this change in presentation.

(3)

Amount represents less than $0.01 per share.

(4)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

(5)

The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

(6)

The investment adviser has voluntarily waived a portion of its fees.

See Notes to Financial Statements.

32         Smith Barney High Income Fund 2005 Annual Report

Financial Highlights (continued)

For a share of
each class of beneficial interest outstanding throughout each year ended July 31:

Class C Shares(1)(2)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year

$
6.82

$
6.65

$
6.00

$
7.54

$
9.46

Income (Loss) From Operations:

Net investment income

0.49

0.52

0.59

0.69
(3)

0.91

Net realized and unrealized gain (loss)

0.17

0.24

0.69

(1.49
)(3)

(1.88
)

Total Income (Loss) From Operations

0.66

0.76

1.28

(0.80
)

(0.97
)

Less Distributions From:

Net investment income

(0.50
)

(0.57
)

(0.58
)

(0.66
)

(0.95
)

Return of capital

—

(0.02
)

(0.05
)

(0.08
)

(0.00
)(4)

Total Distributions

(0.50
)

(0.59
)

(0.63
)

(0.74
)

(0.95
)

Net Asset Value, End of Year

$
6.98

$
6.82

$
6.65

$
6.00

$
7.54

Total Return(5)

9.90
%(6)

11.64
%

22.55
%

(11.43
)%

(10.83
)%

Net Assets, End of Year (millions)

$191

$230

$217

$146

$166

Ratios to Average Net Assets:

Gross expenses

1.42
%

1.48
%

1.50
%

1.51
%

1.49
%

Net expenses

1.40
(7)

1.48

1.50

1.51

1.49

Net investment income

7.02

7.53

9.31

9.88
(3)

10.88

Portfolio Turnover Rate

18
%

44
%

53
%

83
%

82
%

(1)

On April 29, 2004, Class L shares were renamed as Class C shares.

(2)

Per share amounts have been calculated using the average shares method.

(3)

Effective August 1, 2001, the Fund adopted a change in the accounting method that requires the Fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended July 31, 2002, the change to net investment income, net realized and unrealized loss and the ratio of net investment income to average net assets would have been $0.69, $(1.49) and 10.00%, respectively. Per share information, ratios and supplemental data for the periods prior to August 1, 2001 have not been restated to reflect this change in presentation.

(4)

Amount represents less than $0.01 per share.

(5)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

(6)

The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

(7)

The investment adviser has voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Smith Barney High Income Fund 2005 Annual
Report         33

Financial Highlights (continued)

For a
share of each class of beneficial interest outstanding throughout each year ended July 31:

Class Y Shares(1)

2005

2004

2003

2002

2001

Net Asset Value, Beginning of Year

$
6.82

$
6.65

$
6.00

$
7.55

$
9.46

Income (Loss) From Operations:

Net investment income

0.54

0.56

0.65

0.74
(2)

1.02

Net realized and unrealized gain (loss)

0.17

0.25

0.68

(1.50
)(2)

(1.92
)

Total Income (Loss) From Operations

0.71

0.81

1.33

(0.76
)

(0.90
)

Less Distributions From:

Net investment income

(0.55
)

(0.62
)

(0.63
)

(0.71
)

(1.01
)

Return of capital

—

(0.02
)

(0.05
)

(0.08
)

(0.00
)(3)

Total Distributions

(0.55
)

(0.64
)

(0.68
)

(0.79
)

(1.01
)

Net Asset Value, End of Year

$
6.98

$
6.82

$
6.65

$
6.00

$
7.55

Total Return(4)

10.72
%(5)

12.46
%

23.58
%

(10.84
)%

(9.99
)%

Net Assets, End of Year (millions)

$148

$178

$159

$126

$159

Ratios to Average Net Assets:

Gross expenses

0.62
%

0.71
%

0.73
%

0.74
%

0.72
%

Net expenses

0.60
(6)

0.71

0.73

0.74

0.72

Net investment income

7.81

8.30

10.14

10.66
(2)

11.63

Portfolio Turnover Rate

18
%

44
%

53
%

83
%

82
%

(1)

Per share amounts have been calculated using the average shares method.

(2)

Effective August1, 2001, the Fund adopted a change in the accounting method that requires the Fund to amortize premiums and accrete all discounts. Without the adoption of this change, for the year ended July 31, 2002, the change to net investment income, net realized and unrealized loss and the ratio of net investment income to average net assets would have been $0.75, $(1.51) and 10.77%, respectively. Per share information, ratios and supplemental data for the periods prior to August 1, 2001 have not been restated to reflect this change in presentation.

(3)

Amount represents less than $0.01 per share.

(4)

Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower.

(5)

The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

(6)

The investment adviser has voluntarily waived a portion of its fees.

See Notes to Financial Statements.

34         Smith Barney High Income Fund 2005 Annual Report

Notes to Financial Statements

1.
Organization and Significant Accounting Policies

The
Smith Barney High Income Fund (the “Fund”), a separate diversified investment fund of Smith Barney Income Funds (“Trust”), a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund. These policies are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various relationships between securities. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian takes possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Loan Participations. The Fund may invest
in loans arranged through private negotiation between one or more financial institutions. The Fund’s investment in any such loan may be in the form of a participation in or an assignment of the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower and the Fund may not benefit directly from any collateral supporting the loan in which it has purchased the participation.

The Fund will assume the credit risk of both the borrower,
the lender that is selling the participation and any other persons interpositioned between the Fund and borrower. In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.

(d) Credit and Market Risk. The Fund invests in
high-yield instruments that are subject to certain credit and market risks. The yields of high-yield instruments reflect, among other things, perceived credit risk. The Fund’s investment in securities rated below

Smith Barney High Income
Fund 2005 Annual Report         35

Notes to Financial Statements (continued)

 investment grade typically involve risks not associated with higher rated securities including, among others, greater risk related to timely and ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading.

(e) Security Transactions and
Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(f) Foreign Currency Translation. Investment
securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund’s books and the
U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(g) Distributions to Shareholders. Distributions from net investment income for the Fund, if any, are declared and paid on a monthly basis. Distributions of net realized gains, if any, are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(h) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(i) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal
Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all

36         Smith Barney High Income Fund 2005 Annual Report

Notes to Financial Statements (continued)

 of its taxable
income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

(j) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

Overdistributed Net Investment Income

Accumulated Net Realized Loss

Paid-in Capital

(a)

$
634,972

—

$
(634,972
)

(b)

4,166,146

$
(4,166,146
)

—

(a)

Reclassifications are primarily due to a taxable overdistribution.

(b)

Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes and differences between book and tax amortization of premium on fixed income securities, income from mortgage backed securities treated as capital gains for tax purposes and book/tax differences in the treatment of consent fees.

2.
Investment Advisory Agreement, Administration Agreement and Other Transactions with Affiliates

Smith Barney Fund Management LLC (“SBFM”), an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), acts as investment adviser to the Fund. The Fund pays SBFM an investment advisory fee calculated at the annual rate of 0.50% of the Fund’s average daily net assets. This fee is calculated daily and paid monthly.

During the year ended July 31, 2005, SBFM voluntarily waived a portion of its investment advisory fees in the amount of $250,826.

During the year ended July 31, 2005, SBFM reimbursed the Fund in the amount of $551,590 for losses incurred resulting from an investment transaction error.

SBFM also acts as the Fund’s administrator for which the Fund pays a fee calculated at an annual rate of 0.10% of the
Fund’s average daily net assets. This fee is calculated daily and paid monthly.

Citicorp Trust Bank, fsb. (“CTB”),
another subsidiary of Citigroup, acts as the Fund’s transfer agent. PFPC Inc. (“PFPC”), acts as the Fund’s sub-transfer agent. CTB receives account fees and asset-based fees that vary according to the size and type of account. PFPC is responsible for shareholder record-keeping and financial processing for all shareholder accounts and is paid by CTB. During the year ended July 31, 2005, the Fund paid transfer agent fees of $588,302 to CTB. In addition, for the year ended July 31, 2005, the Fund also paid $10,271 to other Citigroup affiliates for shareholder recordkeeping services.

Citigroup
Global Markets Inc. (“CGM”), another indirect wholly-owned subsidiary of Citigroup, acts as the Fund’s distributor.

There is a maximum initial sales charge of 4.50% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This
CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares also have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase

Smith Barney High Income Fund 2005 Annual Report         37

Notes to Financial Statements (continued)

 payment. This CDSC only applies to those purchases of Class A shares which, when combined with current holdings of Class A shares, equal or exceed $500,000 in the aggregate. These purchases do not incur an initial sales charge.

For the year ended July 31, 2005, CGM and its affiliates received sales charges of approximately $207,000 on sales of the Fund’s Class A shares. In addition, for the year ended July 31, 2005, CDSCs paid to CGM and its affiliates were approximately:

Class A

Class B

Class C

CDSCs

$
9,000

$
681,000

$
21,000

Certain officers and one Trustee of the Trust are employees of Citigroup or its affiliates and do not receive compensation from the Trust.

3.
Investments

During the year ended July 31, 2005, the
aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases

$
196,777,672

Sales

402,317,319

At July 31, 2005, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation

$
92,749,768

Gross unrealized depreciation

(48,785,918
)

Net unrealized appreciation

$
43,963,850

4.
Class Specific Expenses

Pursuant to a Distribution Plan,
the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.50% and 0.45% of the average daily net assets of each class, respectively. For the year ended July 31, 2005, total Distribution fees, which are accrued daily and paid monthly, were as follows:

Class A

Class B

Class C

Distribution Fees

$
1,082,456

$
2,407,311

$
1,537,146

38         Smith Barney High Income Fund 2005 Annual Report

Notes to Financial Statements (continued)

For the year ended July 31, 2005, total Transfer Agent fees were as follows:

Class A

Class B

Class C

Class Y

Transfer Agent Fees

$
398,248

$
332,306

$
189,546

$
960

For the year ended July 31, 2005, total Shareholder Reports expenses were as follows:

Class A

Class B

Class C

Class Y

Shareholder Reports Expenses

$
50,858

$
54,071

$
23,624

$
1,000

5.
Distributions to Shareholders by Class

Year Ended July 31, 2005

Year Ended July 31, 2004

Class A

Net investment income

$
32,785,929

$
39,580,398

Return of capital

—

1,465,435

Total

$
32,785,929

$
41,045,833

Class B

Net investment income

$
22,576,421

$
31,520,941

Return of capital

—

1,244,302

Total

$
22,576,421

$
32,765,243

Class C†

Net investment income

$
15,609,715

$
19,729,560

Return of capital

—

770,338

Total

$
15,609,715

$
20,499,898

Class Y

Net investment income

$
13,218,092

$
12,223,189

Return of capital

—

433,008

Total

$
13,218,092

$
12,656,197

†

On April 29, 2004, Class L shares were renamed as Class C shares.

6.
Shares of Beneficial Interest

At July 31, 2005, the
Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses specifically related to the distribution of its shares.

Smith Barney High Income Fund 2005 Annual
Report         39

Notes to Financial Statements (continued)

Transactions in shares of each class were as follows:

Year Ended July 31, 2005

Year Ended July 31, 2004

Shares

Amount

Shares

Amount

Class A

Shares sold

8,466,585

$
58,593,735

21,281,725

$
145,789,210

Shares issued on reinvestment

2,120,518

14,677,471

2,787,928

19,079,595

Shares repurchased

(17,941,770
)

(124,213,433
)

(23,100,825
)

(158,300,123
)

Net Increase (Decrease)

(7,354,667
)

$
(50,942,227
)

968,828

$
6,568,682

Class B

Shares sold

3,511,648

$
24,504,139

8,151,266

$
56,119,649

Shares issued on reinvestment

1,234,834

8,584,265

1,840,933

12,639,867

Shares repurchased

(17,298,614
)

(120,242,313
)

(17,312,539
)

(118,902,029
)

Net Decrease

(12,552,132
)

$
(87,153,909
)

(7,320,340
)

$
(50,142,513
)

Class C†

Shares sold

2,798,891

$
19,554,902

8,653,963

$
59,775,000

Shares issued on reinvestment

984,671

6,850,067

1,377,199

9,468,745

Shares repurchased

(10,126,381
)

(70,346,524
)

(8,967,845
)

(61,714,541
)

Net Increase (Decrease)

(6,342,819
)

$
(43,941,555
)

1,063,317

$
7,529,204

Class Y

Shares sold

4,862,393

$
33,468,033

8,813,071

$
60,373,206

Shares issued on reinvestment

212,226

1,499,549

63,369

435,483

Shares repurchased

(9,914,199
)

(68,550,966
)

(6,643,397
)

(44,497,968
)

Net Increase (Decrease)

(4,839,580
)

$
(33,583,384
)

2,233,043

$
16,310,721

†

On April 29, 2004, Class L shares were renamed as Class C shares.

7.
Income Tax Information and Distributions to Shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

Record Date

Payable Date

Class A

Class B

Class C

Class Y

August 23, 2005

August 26, 2005

$0.0420

$0.0390

$0.0395

$0.0439

The tax character of distributions paid during the fiscal year ended July 31, were as follows:

2005

2004

Distributions paid from:

Ordinary Income

$
84,190,157

$
103,054,088

Tax Return of Capital

—

3,913,083

Total Distributions Paid

$
84,190,157

$
106,967,171

40         Smith Barney High Income Fund 2005 Annual Report

Notes to Financial Statements (continued)

As of July 31, 2005, the components of accumulated earnings on a tax basis were as follows:

Capital loss carryforward*

$
(683,083,987
)

Other book/tax temporary differences(a)

(3,832,623
)

Unrealized appreciation/(depreciation)(b)

43,963,850

Total accumulated earnings/(losses) — net

$
(642,952,760
)

*

During the taxable year ended July 31, 2005, the Fund utilized $26,490,235 of its capital loss carryover available from prior years. As of July 31, 2005, the Fund had the following net capital loss carryforwards remaining:

Year of Expiration

Amount

7/31/2008

$
(96,371,606
)

7/31/2009

(130,523,394
)

7/31/2010

(300,397,017
)

7/31/2011

(139,767,629
)

7/31/2012

(16,024,341
)

$
(683,083,987
)

These amounts will be available to offset any future taxable capital gains. To the extent that these carryforward losses are used to offset capital gains, the capital gains so offset will not be distributed. However, to the extent that the Fund’s current year distributions of net investment income exceed current year taxable income, such excess distributions will be taxable as ordinary income to shareholders to the extent of the capital loss carryforward utilized.

(a)

Other book/tax temporary differences are attributable primarily to the difference between cash and accrual basis distributions paid and differences in the book/tax treatment of various items.

(b)

The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales, the difference between book &
tax amortization methods for premiums on fixed income securities and book/tax differences in the treatment of consent fees.

8.
Additional Information

On May 31, 2005, the U.S.
Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management LLC (“SBFM”) and Citigroup Global Markets Inc.
(“CGMI”) relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that includes the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other is representations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform

Smith Barney High Income Fund 2005 Annual Report         41

Notes to Financial Statements (continued)

 almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared by Citigroup and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order requires SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submits a proposal to serve as transfer agent or sub-transfer agent, an independent monitor must be engaged at the expense of SBFM and CGMI to oversee a competitive bidding process. Under the order, Citigroup also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004. That policy, as amended, among other things, requires that when requested by a Fund board, CAM will retain at its own expense an independent consulting expert to advise and assist the board on the selection of certain service providers affiliated with Citigroup.

At this time, there is no certainty as to
how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the Funds.

9.
Legal Matters

Beginning in June 2004, class action
lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (the “Distributor”) and a number of its affiliates, including Smith Barney Fund Management LLC and Salomon Brothers Asset
Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that the Distributor created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to the Distributor for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of

42         Smith Barney High Income
Fund 2005 Annual Report

Notes to Financial Statements (continued)

 the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended
complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, Citigroup Asset
Management believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, Citigroup Asset Management and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

10.
Other Matters

On June 24, 2005, Citigroup announced that
it has signed a definitive agreement under which Citigroup will sell substantially all of its worldwide asset management business to Legg Mason, Inc. (“Legg Mason”).

As part of this transaction, SBFM (the “Adviser”), currently an indirect wholly owned subsidiary of Citigroup, would become an indirect wholly owned subsidiary of Legg Mason. The Adviser is the investment adviser to the Fund.

The transaction is subject to certain
regulatory approvals, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Citigroup expects the transaction to be completed later this year.

Under the Investment Company Act of 1940, consummation of the transaction will result in the automatic termination of the fund’s investment advisory contract with the adviser. Therefore, the Trust’s Board of Trustees has approved a new investment advisory contract between the Fund and the Adviser to become effective upon the closing of the sale to Legg Mason. The new investment advisory contract has been presented to the shareholders of the fund for their approval.

11.
Subsequent Event

The Fund has received information from
Citigroup Asset Management (“CAM”) concerning Smith Barney Fund Management LLC (“SBFM”), an investment advisory company that is part of CAM. The information received from CAM is as follows:

On September 16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM for alleged violations of Sections 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection undertaken by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid

Smith Barney High Income Fund 2005 Annual
Report         43

Notes to Financial Statements (continued)

 to
shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Fund or SBFM’s ability to perform investment advisory services relating to the Fund.

The Commission staff’s recent notification will not affect the sale by Citigroup Inc. of substantially all of CAM’s worldwide business to Legg Mason, Inc., which Citigroup continues to expect will occur in the fourth quarter of this year.

44         Smith Barney High Income Fund 2005 Annual Report

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of

Smith Barney Income Funds:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Smith Barney High Income Fund of Smith Barney Income Funds as of July 31, 2005, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance
with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,
the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney High Income Fund of Smith Barney Income Funds as of July 31, 2005, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

September 23, 2005

Smith Barney High Income Fund 2005 Annual Report         45

Board Approval of Management Agreement (unaudited)

Background

The members of the Board of Smith Barney Income Funds — Smith Barney High Income Fund (the
“Fund”), including the Fund’s independent, or non-interested, Board members (the “Independent Board Members”), received information from the Fund’s manager (the “Manager”) to assist them in their consideration of the Fund’s management agreement (the “Management Agreement”). The Board received and considered a variety of information about the Manager and the Fund’s distributor(s), as well as the advisory and distribution arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below.

The
presentation made to the Board encompassed the Fund and all the funds for which the Board has responsibility. Some funds overseen by the Board have an investment advisory agreement and an administration agreement and some funds have an investment management agreement that encompasses both functions. The discussion below covers both advisory and administrative functions being rendered by the Manager whether a fund has a single agreement in place or both an advisory and administration agreement. The terms “Management Agreement”, “Contractual Management Fee” and “Actual Management Fee” are used in a similar manner to refer to both advisory and administration agreements and their related fees whether a fund has a single agreement or separate agreements in place.

Board Approval of Management Agreement

In approving the Management Agreement, the Fund’s Board, including the Independent Board
Members, considered the following factors:

Nature, Extent and
Quality of the Services under the Management

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager under the Management Agreement during the past year. The Board also received a description of the administrative and other services rendered to the Fund and its shareholders by the Manager. The Board noted
information received at regular meetings throughout the year related to the services rendered by the Manager about the management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Fund’s expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager regarding the implementation to date of the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the Investment
Company Act of 1940.

46         Smith Barney High Income Fund 2005 Annual Report

Board Approval of Management Agreement (unaudited)
(continued)

The Board reviewed the qualifications,
backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the services provided to the CAM fund complex. The Board noted that the Manager’s Office of the Chief Investment Officer, composed of the senior officers of the investment teams managing the funds in the CAM complex, participates in reporting to the Board on investment matters. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization,
Citigroup Inc.

The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

At the
Board’s request following the conclusion of the 2004 contract continuance discussions, the Manager prepared and provided to the Board in connection with the 2005 discussions an analysis of complex-wide management fees, which, among other things, set out a proposed framework of fees based on asset classes. The Board engaged the services of independent consultants to assist it in evaluating the Fund’s fees generally and within the context of the framework.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement were acceptable.

Fund Performance

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper,
Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe.
The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark(s).

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all retail and institutional funds classified as “high current yield funds” by Lipper, showed that although the Fund’s performance for each of the 5- and 10-year periods was below the median, the Fund’s performance for the 1- and 3-year periods was within the median range. The Board noted that in July 2002 there had been a change in the Fund’s portfolio management team managing the Fund’s portfolio, and that they believe this has contributed to the Fund’s improved performance. As a result of this improvement and based on their review, the Board continues to retain confidence in the Manager to seek to achieve the Fund’s investment objective and carry out its investment strategies.

Smith Barney High Income
Fund 2005 Annual Report         47

Board Approval of Management Agreement (unaudited) (continued)

Management Fees and Expense Ratios

The Board reviewed
and considered the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management services provided by the Manager.

Additionally, the Board received and considered information comparing the Fund’s Contractual Management Fees and Actual Management Fee and the
Fund’s overall expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund including, where applicable, separate accounts. The Manager reviewed with the Board the significant differences in scope of services provided to the Fund and to these other clients, noting that the Fund is provided with administrative services, office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

Management also discussed with
the Board the Fund’s distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Fund’s affiliated distributors and how the amounts received by the distributors are paid.

The information comparing the Fund’s Class A shares’ Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of 15 retail front-end load funds (including the Fund) classified as “high current yield funds” by Lipper, showed that the Fund’s Contractual and Actual Management Fees were within the range of management fees paid by the other funds in the Expense Group although the Actual Management Fee was higher than the median. The Board noted that the Contractual Management Fee of the Fund was reduced commencing July 1, 2004, and the full benefit of this reduction was therefore not reflected in the Lipper report. The Board noted that the Fund’s actual total expense ratio was within the median range and the Board concluded that it was acceptable.

Taking all of the above into consideration, the Board determined that the Management Fee was reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement.

Manager Profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Fund.

48         Smith Barney High Income Fund 2005 Annual Report

Board Approval of Management Agreement (unaudited)
(continued)

Economies of Scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow beyond current levels.
However, because of the nature of the Manager’s business, the Board could not reach definitive conclusions as to whether the Manager might realize economies of scale or how great they may be.

Other Benefits to the Manager

The Board considered other benefits received by the Manager and its affiliates as a result of their relationship with the Fund, including soft dollar arrangements, receipt of brokerage and the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of
providing investment management and other services to the Fund and the Manager’s ongoing commitment to the Fund, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

In light of all of the foregoing, the Board approved the Management Agreement to continue for another year.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management. The
Independent Board Members were advised by separate independent legal counsel throughout the process. The Board discussed the proposed continuance of the Management Agreement in a private session with their independent legal counsel at which no representatives of the Manager were present.

Smith Barney High Income Fund 2005 Annual Report         49

Additional Information (unaudited)

Information about Trustees and Officers

The business and affairs of the Smith Barney High Income Fund (“Fund”) are managed under the direction of the Smith Barney Income Fund’s (“Trust”) Board of Trustees. Information pertaining to the Trustees and Officers is set forth below. The Statement of Additional Information includes additional information about Trustees and is available, without charge, upon request by calling the Trust’s transfer agent (Citicorp Trust Bank, fsb. at 1-800-451-2010).

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

  Principal Occupation(s)   During Past   5
Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee

Non-Interested Trustees:

Lee Abraham 13732 LeHavre Drive Frenchman’s Creek Palm Beach Gardens, FL 33410 Birth Year: 1927

Trustee

Since 1993

Retired; Former Director of Signet Group PLC

27

None

Jane F. Dasher Korsant Partners 283 Greenwich Avenue Greenwich, CT 06830 Birth Year: 1949

Trustee

Since 1999

Controller of PBK Holdings Inc., a family investment company

27

None

Richard E. Hanson, Jr. 2751 Vermont Route 140 Poultney, VT 05764 Birth Year: 1941

Trustee

Since 1985

Retired; Former Head of the New Atlanta Jewish Community High School

27

None

Paul Hardin 12083 Morehead Chapel Hill, NC 27514-8426 Birth Year: 1931

Trustee

Since 1999

Professor of Law & Chancellor Emeritus at the University of North Carolina

34

None

Roderick C. Rasmussen 9 Cadence Court Morristown, NJ 07960 Birth Year: 1926

Trustee

Since 1999

Investment Counselor

27

None

John P. Toolan 13 Chadwell Place Morristown, NJ 07960 Birth Year: 1930

Trustee

Since 1999

Retired

27

None

50         Smith Barney High Income Fund 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

  Principal Occupation(s)   During Past   5
Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee

Interested Trustee:

R. Jay Gerken, CFA** Citigroup Asset Management (“CAM”) 399 Park Avenue, Mezzanine New York, NY 10022 Birth Year: 1951

Chairman, President and Chief Executive Officer

Since 2002

Managing Director of Citigroup Global Markets Inc. (“CGM”); Chairman, President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”), and Citi Fund Management
Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Citigroup Inc. (“Citigroup”); Formerly, Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996 to 2001) and Smith Barney
Growth and Income Fund (from 1996 to 2000); Chairman, President and Chief Executive Officer of Travelers Investment Advisers, Inc. (“TIA”) (from 2002 to 2005)

185

None

Officers:

Andrew B. Shoup CAM 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1956

Senior Vice President and Chief Administrative Officer

Since 2003

Director of CAM; Senior Vice President and Chief Administrative Officer of mutual funds associated with Citigroup; Treasurer of certain mutual funds associated with Citigroup; Head of International Funds
Administration of CAM (from 2001 to 2003); Director of Global Funds Administration of CAM (from 2000 to 2001); Head of U.S. Citibank Funds Administration of CAM (from 1998 to 2000)

N/A

N/A

Smith Barney High Income Fund 2005 Annual Report         51

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

  Principal Occupation(s)   During Past   5
Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee

Officers:

Robert J. Brault CAM 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1965

Chief Financial Officer and Treasurer

Since 2004

Director of CGM; Chief Financial Officer and Treasurer of certain mutual funds associated with Citigroup; Director of Internal Control for CAM U.S. Mutual Fund Administration (from 2002 to 2004); Director of Project Management & Information Systems for CAM U.S. Mutual Fund Administration (from 2000 to 2002); Vice President of Mutual Fund Administration at Investors Capital Services (from 1999 to 2000)

N/A

N/A

Beth A. Semmel, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1960

Vice President and Investment Officer

Since 2002

Managing Director of Salomon Brothers Asset Management Inc (“SBAM”)

N/A

N/A

Peter J. Wilby, CFA CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1958

Vice President and Investment Officer

Since 2002

Managing Director, Chief Investment Officer of SBAM

N/A

N/A

52         Smith Barney High Income Fund 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address and Birth Year

Position(s) Held with Fund

Term of Office* and Length of Time Served

  Principal Occupation(s)   During Past   5
Years

Number of Portfolios in Fund Complex Overseen by Trustee

Other Board Memberships Held by Trustee

Officers:

Andrew Beagley CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1962

  Chief Anti-Money Laundering Compliance Officer    Chief Compliance
Officer

Since 2002 Since 2004

Director of CGM (since 2000); Director of Compliance, North America, CAM (since 2000); Chief Anti-Money Laundering Compliance Officer, Chief Compliance Officer and Vice President of certain mutual funds associated with Citigroup; Director of Compliance, Europe, the Middle East and Africa, Citigroup Asset Management (from 1999 to 2000); Chief Compliance Officer, SBFM and CFM; Formerly Chief Compliance Officer, TIA (from 2002 to
2005)

N/A

N/A

Robert I. Frenkel CAM 300 First Stamford Place, 4th Floor Stamford, CT 06902 Birth Year: 1954

Secretary and Chief Legal Officer

Since 2003

Managing Director and General Counsel of Global Mutual Funds for CAM and its predecessor (since 1994); Secretary of CFM (from 2001 to 2004); Secretary and Chief Legal Officer of mutual funds associated with Citigroup

N/A

N/A

*

Each Trustee and Officer serves until his or her successor has been duly elected and qualified.

**

Mr. Gerken is an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

Smith Barney High Income Fund 2005 Annual Report         53

Smith Barney High Income Fund

TRUSTEES

Lee Abraham

Jane F. Dasher

R. Jay Gerken, CFA
Chairman

Richard E. Hanson, Jr.

Paul Hardin

Roderick C. Rasmussen

John P. Toolan

OFFICERS

R. Jay Gerken, CFA
President and Chief Executive Officer

Andrew B. Shoup
Senior Vice President and

Chief Administrative Officer

Robert J. Brault

Chief Financial Officer and Treasurer

Beth A. Semmel,
CFA

Vice President and
Investment Officer

Peter J. Wilby, CFA

Vice President and
Investment Officer

OFFICERS (continued)

Andrew
Beagley

Chief Anti-Money

Laundering Compliance Officer and Chief Compliance
Officer

Robert I. Frenkel
Secretary and
Chief Legal Officer

INVESTMENT ADVISER AND ADMINISTRATOR

Smith Barney Fund Management LLC

DISTRIBUTOR

Citigroup Global
Markets Inc.

CUSTODIAN

State Street Bank and Trust Company

TRANSFER AGENT

Citicorp Trust Bank, fsb.

125 Broad Street, 11th Floor

New York, New York 10004

SUB-TRANSFER AGENT

PFPC Inc.

P.O. Box 9699

Providence, Rhode Island

02940-9699

Smith Barney High Income Fund

The Fund is a separate investment fund of the Smith Barney Income Funds, a Massachusetts business trust.

SMITH BARNEY HIGH INCOME FUND

Smith Barney Mutual Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange
Commission for the first and third quarters of each fiscal year on Forms N-Q. The Fund’s Form N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s
Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2)
on the Fund’s website at www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.

This report is submitted for the general information of the
shareholders of Smith Barney Income Funds — Smith Barney High Income Fund, but it may also be used as sales literature when preceded or accompanied by the current Prospectus.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.citigroupam.com

©2005 Citigroup Global Markets Inc.

Member NASD, SIPC

FD0429 9/05

05-9098